UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 21, 2021, Scopus BioPharma Inc. (“Scopus,” the “Company”, “we,” “our,” or “us”) entered into certain securities purchase agreements (the “Original Purchase Agreements”), dated as of November 21, 2021, and certain registration rights agreements (the “Original Registration Rights Agreements”), dated as of November 21, 2021, with certain institutional investors named therein (the “Investors”).

On January 14, 2022, the Company entered into amendments (the “Amendments”) to each of the Original Purchase Agreements and each of the Original Registration Rights Agreements with the Investors, pursuant to which the parties (i) agreed to remove the requirement that the Company hold a shareholder meeting to increase the amount of authorized Common Stock in the Company’s Certificate of Incorporation (the effectiveness of such increase, the “Authorized Share Increase Date”) and (ii) agreed to have the Series B Additional Investment Options issued in connection with the Original Purchase Agreements be immediately exercisable upon effectiveness of that certain Registration Statement of Form S-3 (File No 333-261991) (such date, the “Effectiveness Date”) rather than the Authorized Share Increase Date. In addition, as a result of the Amendments, those certain Placement Agent Additional Investment Options issued in connection with the Original Purchase Agreements also become immediately exercisable upon the Effectiveness Date and the restriction on the Company conducting subsequent equity sales for a period of 60 days contained in the Original Purchase Agreements shall run from the date of the Effectiveness Date rather than the date of the Authorized Share Increase Date.

The foregoing descriptions of the Amendments are not complete and are subject to, and qualified in their entirety by, the full text of such documents, forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2022, the Company received a deficiency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(2) requiring listed securities to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 (the “MVLS Requirement”).

The Company has 180 calendars days, expiring July 12, 2022, to regain compliance with the MVLS Requirement. If the Company maintains a MVLS at or greater than $50,000,000 for a minimum of ten consecutive business days, it will regain compliance. If the Company does not regain compliance within 180 calendar days, it will receive a written notification from Nasdaq that its securities are subject to delisting, and may have the opportunity to transfer its listing to The Nasdaq Capital Market (“Capital Market”) if it meets the Capital Market’s continued listing requirements and pays the applicable fee.

The Company intends to monitor its MVLS and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. There can be no assurance that the Company will be able to regain compliance with the MVLS Requirement or maintain compliance if the Company regains compliance.

This Current Report on Form 8-K is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the deficiency within four (4) business days after the date of the deficiency letter.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

10.1	Form of Amendment to the Securities Purchase Agreement, dated as of January 14, 2022, by and among Scopus BioPharma Inc. and the investors named therein

10.2	Form of Amendment to the Registration Rights Agreement, dated as of January 14, 2022, by and among Scopus BioPharma Inc. and the investors named therein

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: January 20, 2022	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman